UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported):  June 27, 2003
                                                          -------------




                               RTIN HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                                      Texas
                 (State of Other Jurisdiction of Incorporation)

               001-13559                                  75-2968064
        (Commission File Number)               (IRS Employer Identification No.)

           911 N.W. Loop 281
               Suite 408                                    75602
            Longview, Texas                               (Zip Code)
(Address of Principal Executive Offices)

                                 (903) 295-6800
              (Registrant's Telephone Number, Including Area Code)






                                  3218 Page Rd.
                              Longview, Texas 75605
          (Former Name or Former Address, if Changed since Last Report)



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Item 1.  Changes in Control of Registrant

         The transactions described in response to Item 2 may have resulted in a change in control of RTIN Holdings, Inc. (the "Company" or "RTIN"). As an aggregate result of such transactions the following persons or entities acquired (or may have the right to acquire upon the exercise of warrants) the number of shares of common stock set forth opposite their names:

            Laurence I. Solow                    2,295,000 shares
            Barron Partners LP                   2,590,780 shares


Item 2.  Acquisition or Disposition of Assets.

         On June 30, 2003, RTIN Holdings, Inc. (the "Company" or "RTIN") announced that it acquired all of the outstanding shares of Medex Systems, Inc. and Pegasus Pharmacy, Inc. from its sole shareholder, Laurence I. Solow for aggregate consideration of $1,256,000 in cash and 1,250,000 shares of the common stock of the Company. RTIN also issued 1,045,000 in satisfaction of $2,090,000 debt owed by Seller to various third parties. In addition, RTIN indemnified Mr. Solow from approximately $1,000,000 in additional liabilities of the seller and acknowledged approximately $3,000,000 in additional liabilities owed by MedEx Systems, Inc. and Pegasus Pharmacy, Inc.

         Medex Systems, Inc. is engaged in the development and licensing of software and hardware for the secure wireless transmission of prescription medication script, access to medical databases and other medical applications. Its assets include exclusive rights to the use of such software for these applications in certain major cities. Pegasus Pharmacies, Inc. is in the business of operating pharmacies to which prescription script is transmitted using the software and hardware developed by Medex and operates pharmacies in New Orleans, Baton Rouge and Covington, Louisiana. All of the assets of both Medex and Pegasus will continue to be used for the same purposes after the acquisition until conversion to the proprietary systems of the Company.

         The cash portion of the purchase price was provided by the private placement of 100,000 units, each consisting of 8 shares of the Company's common stock, 5 Series A Warrants to purchase shares of the Company's common stock for $1.50 per share, 5 Series B Warrants to purchase shares of the Company's common stock for $1.50 per share and 25 Series C Warrants to purchase shares of the Company's common stock for $1.50 per share. The Series A, B and C Warrants do not become exercisable unless the Company fails to meet certain performance milestones. All of the Units were purchased for $21 per unit by ten separate accredited parties.

Item 5.  Other Events.

         On June 30,  2003,  RTIN  settled all  outstanding  claims  between the
Company,   Southridge   Capital   Management  LLC,  Sovereign  Partners  Limited
Partnership, Dominion Capital Fund Limited, Stephen Hicks, and related parties.

         In addition, also on June 30, 2003, the Company approved the transfer of certain securities by Sovereign Partners Limited Partnership and Dominion Capital Fund Limited to Barron Partners LP and the conversion of such securities to shares of its common stock in a transaction exempt from registration under
Section 3(a)(9) of the Securities Act.

Item 7.  Exhibits.

         Financial Statements for Medex Systems, Inc. and Pegasus Pharmacies, Inc. and pro forma financial statements, if required, will be provided by amendment to this Current Report on Form 8-K within 60 days.

         The following documents are filed as exhibits to this Current Report on Form 8-K:

         2.1 Stock Purchase Agreement dated June 27, 2003 between RTIN Holdings, Inc., and Laurence I. Solow relating to the purchase and sale of all of the outstanding stock of Medex Systems, Inc. and Pegasus Pharmacies, Inc.

         4.1 Conversion Commitment Agreement dated June 30, 2003, among RTIN Holdings, Inc., Sovereign Partners Limited Partnership, Dominion Capital Fund Limited and Barron Partners LP.

         4.2      Subscription   Agreement   dated  June  30,  2003  among  RTIN
                  Holdings, Inc. and Barron Partners LP.

         4.3      Form of Series A Warrant

         4.4      Form of Series B Warrant

         4.5      Form of Series C Warrant

         99.l Press release by RTIN Holdings, Inc. dated June 30, 2003 announcing the settlement of litigation.

         99.2     Press  release by RTIN  Holdings,  Inc.  dated  June 30,  2003
                  announcing   the   completion  of  a  private   placement  and
                  conversion of outstanding securities.

         99.3 Press release of RTIN Holdings, Inc. dated June 30, 2003 announcing the acquisition of Medex Systems, Inc. and Pegasus Pharmacies, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                                RTIN HOLDINGS, INC.


Date:   July 7, 2003                            By: /s/ Curtis A. Swanson
        ----------------------------                ----------------------------
                                                    Curtis A. Swanson, President

EXHIBIT INDEX


         2.1 Stock Purchase Agreement dated June 27, 2003 between RTIN Holdings, Inc., and Laurence I. Solow relating to the purchase and sale of all of the outstanding stock of Medex Systems, Inc. and Pegasus Pharmacies, Inc.

         4.1 Conversion Commitment Agreement dated June 30, 2003, among RTIN Holdings, Inc., Sovereign Partners Limited Partnership, Dominion Capital Fund Limited and Barron Partners LP.

         4.2      Subscription   Agreement   dated  June  30,  2003  among  RTIN
                  Holdings, Inc. and Barron Partners LP.

         4.3      Form of Series A Warrant.

         4.4      Form of Series B Warrant.

         4.5      Form of Series C Warrant.

         99.l Press release by RTIN Holdings, Inc. dated June 30, 2003 announcing the settlement of litigation.

         99.2     Press  release by RTIN  Holdings,  Inc.  dated  June 30,  2003
                  announcing   the   completion  of  a  private   placement  and
                  conversion of outstanding securities.

         99.3 Press release of RTIN Holdings, Inc. dated June 30, 2003 announcing the acquisition of Medex Systems, Inc. and Pegasus Pharmacies, Inc.